UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2007

McDONALD’S CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza

Oak Brook, Illinois

(Address of Principal Executive Offices)

60523

(Zip Code)

(630) 623-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective December 31, 2007, Matthew Paull will step down as Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation (“McDonald’s”), and effective on or about February 28, 2008 Mr. Paull will retire from McDonald’s.

(c) On November 13, 2007, McDonald’s announced that effective January 1, 2008, Peter J. Bensen, Senior Vice President and Corporate Controller of McDonald’s, will succeed Matthew Paull as Executive Vice President and Chief Financial Officer of McDonald’s. Mr. Bensen, 45, has served as Senior Vice President and Corporate Controller of McDonald’s since April 2007. Prior to that role, Mr. Bensen served as Corporate Vice President- Assistant Controller of McDonald’s from February 2002 through March 2007. He has been with McDonald’s for 11 years. A copy of McDonald’s press release announcing Mr. Bensen’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events.

On November 13, 2007, McDonald’s issued an Investor Release regarding McDonald’s webcast presentation for investors. The Investor Release is furnished as Exhibit 99.2 and is attached to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	McDonald’s Names Peter J. Bensen as New Chief Financial Officer

99.2	McDonald’s to Investors: Plan to Win Positions Company for Future Success

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date: November 19, 2007	By:	/s/ Denise A. Horne
Denise A. Horne Corporate Vice President – Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99.1	McDonald’s Names Peter J. Bensen as New Chief Financial Officer

Exhibit No. 99.2	McDonald’s to Investors: Plan to Win Positions Company for Future Success